EXHIBIT 99.2

REVOCABLE

PROXY

THE FIRST NATIONAL BANK OF NEWPORT	Special Meeting of Shareholders
Center Square	March 29, 2006
Newport, Pennsylvania 17074

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE BANK

The undersigned shareholder(s) of The First National Bank of Newport, a national banking association (the “Bank”), appoint(s) Craig F. Lowe and Dale E. McGuire or either of them, with full power to act alone, the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation, to represent and to vote as designated below all shares of common stock, par value $1.00 per share, of the Bank, which the undersigned is entitled to vote at the Special Meeting of its shareholders to be held at the Bank’s main office at Center Square, Newport, Pennsylvania at 10:00 A.M. on Wednesday, March 29, 2006 and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present:

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL TO APPROVE THE REORGANIZATION AGREEMENT BETWEEN THE BANK AND ORRSTOWN FINANCIAL SERVICES, INC. (“ORRSTOWN”) DATED AS OF NOVEMBER 21, 2005 AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES ON THE PROPOSAL TO APPROVE THE REORGANIZATION AGREEMENT. IF ANY OTHER MATTER PROPERLY COMES BEFORE THE SPECIAL MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES. Shareholders of record who plan to attend the Special Meeting may revoke their proxy by casting their vote at the meeting in person.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and the proxy statement/prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

You are requested to complete, date, sign and return this proxy promptly. When shares are held by joint tenants, both should sign. Persons signing as executors, administrators, trustees, corporate officers, or in other representative capacities should so indicate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES. PLEASE NOTE THAT A VOTE TO “ABSTAIN” WILL

HAVE THE SAME EFFECT AS A VOTE AGAINST THE REORGANIZATION AGREEMENT.

Please mark your votes like this	☒

1.	Proposal to adopt and approve the Agreement and Plan of Reorganization between The First National Bank of Newport and Orrstown Financial Services, Inc. dated as of November 21, 2005, including the Plan of Merger between the Bank and the interim bank to be organized by Orrstown in accordance with the Agreement. The Agreement and Plan of Reorganization is described in the accompanying proxy statement/prospectus.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Agreement and Plan of Reorganization and the transactions contemplated by the Agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	In their discretion, on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature(s)                                                                                                                   Date                          2006

                    __________________________________________________

Note: Please sign name(s) exactly as printed hereon. If signing as attorney, administrator, executor, guardian or trustee, please give title as such.